Jefferies Virtual London Healthcare Conference November 17, 2020 Tarsus Pharmaceuticals Exhibit 99.1

Legal Disclaimer This presentation contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. All statements other than statements of historical facts contained in this presentation, including any statements regarding our expectations of the potential market opportunity and patient populations for our product candidates, including TP-03,TP-04, and TP-05 if approved for commercial use, including comparisons between the market for treating blepharitis and the market for treating dry eye disease; the inability to grow the market in a similar way to the dry eye market may occur due to differences in the underlying diseases, different eye care professionals or patient attitudes towards the diseases, symptoms or treatment, regulatory approval, market dynamics, differences in company strategy, marketing or operations and differences in key assumptions which we have not taken into account in our analysis; the ability of our clinical trials to demonstrate acceptable safety and efficacy of our product candidates, and other positive results; the timing, progress and results of clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs; the timing, scope and likelihood of regulatory filings, NDA submissions and approvals; our ability to obtain marketing approvals of our product candidates and to meet existing or future regulatory standards or comply with post-approval requirements; our expectations regarding the potential advantages of our product candidates over existing therapies; the impact of COVID-19 on our business, clinical development programs and operations; our potential to enter into new collaborations; our expectations with regard to our ability to develop additional product candidates or product candidates for other indications; our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives; our ability to develop, acquire and advance additional product candidates into, and successfully complete, clinical trials; the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; the commercialization and market acceptance of our product candidates; our marketing and manufacturing capabilities; the pricing of and reimbursement for our product candidates; the implementation of our business model and strategic plans for our business and product candidates; regulatory development in the United States, Europe and other jurisdictions; our ability to effectively manage our anticipated growth; our financial performance and projections relating to our competitors and our industry, including competing therapies are forward-looking statements. The words “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports we file with the Securities and Exchange Commission, copies of which are posted on our website and are available from us without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

Board of Directors Executive and Management Team Tarsus Board and Executive Team Andrew Goldberg Bhaskar Chaudhuri Bill Link Jason Tester Michael Ackermann, Chairman Bobby Azamian, Chief Executive Officer Shawn Hickok Director, Pharmaceutical Sciences Maáza Martin Director, Marketing Stephanie Baba Director, Clinical Affairs Michael Ackermann Chairman Bobby Azamian CEO Sesha Neervannan COO Leo Greenstein CFO Mark Holdbrook VP, Clinical Affairs Kim Norman Sr. Director, Finance Aziz Mottiwala CCO Steven Reyes Director, Project Management Elizabeth Yeu Chief Medical Advisor (Consultant)

Corporate Highlights Potential for first-ever FDA-approved therapeutic for Demodex blepharitis. Significant market opportunity with no approved therapies Commenced Phase 2b/3 enrollment in September 2020 (Saturn-1 trial) Demodex blepharitis is a significant market opportunity with estimated cases in the U.S. as high 25 million. We believe it parallels the dry eye market1 Completed five clinical trials, including two Phase 2b randomized control trials. Consistently met safety and efficacy endpoints Pipeline with novel API advancing to Phase 2a proof of concept in MGD2, and Phase 1/2 trials in rosacea3, Lyme disease and malaria4 1 – The market for Demodex blepharitis may not be similar based on differences in the underlying disease, different ECP and patient attitudes, and treatment and/or key assumptions we have not taken into our analysis. 2 – We intend to rely on preclinical studies for Demodex blepharitis and clinical safety assessments from the Demodex blepharitis program in order to advance to Phase 2a for MGD. We have not conducted and we do not intend to conduct any preclinical studies with TP-03 for the treatment of MGD. 3 – We intend to leverage systemic preclinical data from our TP-03 program and augment with additional dermal preclinical studies to select formulation in order to advance to Phase 1/2. We have not conducted any preclinical studies in rosacea with TP-04 to date. See slide [24] (including the footnotes thereto) for more information. 4 –In relation to Lyme disease and malaria, we intend to leverage oral systemic preclinical data from our TP-03 program as well as third-party oral systemic preclinical studies for Lyme disease or community malaria reduction, respectively (and will not conduct our own preclinical studies for Lyme disease and malaria). See slide [24] (including the footnotes thereto for more information.

Our Mission To discover and deliver breakthrough treatments to transform the lives of patients with common and poorly treated diseases, starting with the eye

Blepharitis is a **Large and Underserved Market** in Eye Care

Epidemiology of Demodex Blepharitis

Estimated In-Office Epidemiology ~25M
- ~45M unique adult ECP visits/yr[1]
- ~58% with collarettes[2]

Approx. 9-25M
U.S. Demodex blepharitis prevalence

Population Epidemiology ~9M
- ~20M with blepharitis[3-6]
- 45% with Demodex infestation[7]

Current ICD-10 ~1M Dx/yr
- 2.1M blepharitis ICD-10-CM Dx's/yr[8]
- ~1M/yr Demodex[7-8]
- Despite no mkt education





Largely Underdiagnosed, Education Needed	~ 58% of all patients in the eye clinic have collarettes[2] but current impression of only 10-15% of blepharitis cases
Significant head start on Diagnosis	2.1M ICD-10 **Blepharitis** Dx's/yr[8]
Blepharitis Routinely Causes	Eyelids to become red, irritated and itchy, with debris on the eyelashes.[9]
Blepharitis Can Lead To	Blurring of vision, missing or misdirected eyelashes, and inflammation of other eye tissue, particularly the cornea[4]
Concomitant Dry Eye	Significant overlap in **Dry Eye** patients. Demodex prevalent in ~69% of DE patients[5]
Blepharitis and Surgery	Important factor for maximizing surgical outcomes: 67% of **Cataract Patients** have Demodex blepharitis[6]
Contact Lens Drop-out	Studies have shown a direct correlation between Demodex blepharitis and **Contact Lens** intolerance[10]
Prescription Treatment	None

1. Wilson J Ophthalmology 2015, 435606, 2014; 2. Tarsus collarette prevalence study; 3. MGD Report IOVS, Special Issue 2011, Vol. 52, N. 4; 4. American Optometric Association; 5.Cheng Cornea Sept 2020; 6. IOVS June 2020; 7. Zhao - Ophthalmic Epidemiology, 19(2), 95–102, 2012; 8. Symphony Claims Data Analysis; 9. Harmon, Market Scope Dry Eye Analyst Report, 2014 10. Tarkowski W, Moneta-Wielgoś J, Młocicki D. Demodex sp. as a Potential Cause of the Abandonment of Soft Contact Lenses by Their Existing Users. Biomed Res Int. 2015;2015:259109

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Dry Eye ICD Diagnoses/Year Blepharitis has Potential Similarities to Dry Eye Market 15 Years Ago Dry eye is a similar ocular surface disease to Blepharitis, that is likewise treated by ECPs* Large untapped patient population that was activated through education of ECPs and patients In 2003, no approved dry eye therapeutics With approval of a prescription therapeutic and concurrent ECP and patient education, diagnosis rate increased 12 times Blepharitis already has 2.1 million diagnoses per year, despite no approved therapies Collarette prevalence study suggests Demodex blepharitis prevalence > 2 times dry eye prescriptions across MD and OD clinics Launch Of Rx Dry Eye Product Ramp In DTC Campaigns Blepharitis 2.1M/yr Potential Large Latent Demand for a New Therapy *The market for Demodex blepharitis may not be similar based on differences in the underlying disease, different ECP and patient attitudes, and treatment and/or key assumptions we have not taken into our analysis.

Half of All Patients Entering Clinic have Collarettes Note: Data from Tarsus Collarette Prevalence Study % Pts with Collarettes % Pts on Restasis/Xiidra 76% 29% 39% 1% Since Demodex is newly appreciated as a cause of blepharitis, Tarsus performed the first-ever Demodex blepharitis in-clinic prevalence study Methods: every consecutive patient seen by the clinic is evaluated for Presence of collarettes (the pathognomonic sign and key diagnostic for Demodex blepharitis) Whether they have an active Rx for dry eye (Restasis® or Xiidra®) N = 1,121 consecutive patients, 8 clinics (MDs and ODs, geographically diverse) X X

Collarettes Are Pathognomonic Sign of Demodex Infestation

Collarettes Are Composed of Mite Waste Products and Eggs[1]

- Regurgitated undigested material combined with epithelial cells, keratin, and mite eggs
- Contain digestive enzymes, which cause irritation



Easily and Rapidly Diagnosed with Standard Eye Exam

- Demodex mites found on <u>100%</u> of lashes with collarettes[2]
- Collarettes found in ~ 58% eye care patients[3]


% of Subjects with Demodex
% of Subjects with Demodex
100%
80%
60%
40%
20%
0%
100%
50%
7%
>1 Collarette
No collarettes, Using lid scrubs
No collarettes, No lid scrubs

1. Fromstein 2018
2. Gao et al., Invst Ophth and Vis Sci, September 2005, Vol. 46, No. 3089-3094
3. Tarsus Collarette Prevalence Study

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TP-03 is a Novel Therapeutic Designed to Eradicate Demodex Mites and Treat Demodex Blepharitis TP-03 is designed to paralyze the mite nervous system through parasite-specific GABA inhibition Lotilaner Potent non-competitive antagonist of insect and arachnid GABA-Cl channels Highly lipophilic molecule, which may promote its uptake in the oily sebum of the hair follicle, where the mites reside Tarsus has licensed worldwide rights to Lotilaner for all human uses

Product Form Multi-dose eye drop solution bottle, preserved Targeted Use Treatment of Demodex blepharitis MOA Paralysis and death of Demodex mites Diagnosis Collarettes identified in standard eye examination Dosing BID* for 6 weeks Efficacy Goal 1o collarette cure rate, 2o mite eradication, 2o redness + collarette cure rate Safety Goal Well-tolerated safety profile TP-03 is a Novel Drug Designed to Treat Demodex Blepharitis by Eradicating Mites and Collarettes1 *BID means twice per day 1. TP-03 Product profile based on Saturn-1 Trial Design

Extensive Clinical Trial Program for TP-03

Trial / Study	Design	Endpoints	Results Achieved		Status
PoC: Mercury	Ex-vivo mite testing on 80 mites	Ex-vivo mite death count	**100%** mites dead within 24 hours ($p < 0.001$)		✓
Clinical Trials			**Collarette Cure Rate****	**Mite Eradication Rate**	
P2a: Mars *	28-day BID dosing, single arm (n=15) Pilot formulation	Collarette grade Mite density Safety	**86%** at 28 days ($p < 0.05$)	**57%** at 28 days ($p < 0.05$)	✓
P2b: Jupiter *	28-day BID dosing, randomized 1:1 (n=60) Pilot formulation	1° – Mite density Safety 2° – Collarette grade	**88%** at 28 days ($p < 0.001$)	**67%** at 28 days ($p < 0.005$)	✓
P2a: Io **	42-day BID dosing, single arm (n=18) Current formulation	1° – Collarette cure rate 2° - Mite eradication Safety	**72%** at 42 days ($p < 0.05$)	**78%** at 42 days ($p < 0.05$)	✓
P2b: Europa **	42-day BID dosing, randomized 1:1 (n=54) Current formulation	1° – Collarette cure rate 2° – Mite eradication 2° – Redness Composite Safety	**80%** at 42 days ($p < 0.001$)	**73%** at 42 days ($p = 0.003$)	✓
P2b/3: Saturn-1 ** †	42-day BID dosing, randomized 1:1 (n≥350) Current formulation	1° – Collarette cure rate 2° – Mite eradication 2° – Redness Composite Safety	Trial initiated in September 2020		
P3: Saturn-2 ** ††	42-day BID dosing, randomized 1:1 (n=350) Current formulation	1° – Collarette cure rate 2° – Mite eradication 2° – Redness Composite Safety	Initiate trial in 2021		

Two Pivotal Trials (Saturn-1 and Saturn-2)

* The Mars and Jupiter trials used collarette grade as an endpoint, which has been translated into a collarette cure (defined as <10 collarettes). This is different from the collarette cure (defined as ≤2 collarettes) endpoint used in Io, Europa, Saturn-1 and the planned Saturn-2 trials. The Mars and Jupiter trials also used mite density as an endpoint, which is different from mite eradication. Mite density is translated into mite eradication, which is defined as zero mites per lash consistently throughout trials.
** Primary endpoint in Io, Europa, Saturn-1 and intended in Saturn-2 is collarette cure based on collarette grade.
† In connection with our IND application, a "no-objection" letter was received from the FDA regarding the trial design of the Saturn-1 trial.
††Saturn-2 design is highly comparable to that of Saturn-1 with respect to which the FDA raised no-objection and we expect to update the IND protocol prior to commencing Saturn-2.

Represents pivotal trial | Same formulation of TP-03 as expected in the Saturn trials

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Baseline Day 28 Cure of Collarettes with BID Use of TP-03

Collarette Cure (0-2 collarettes)* Mite Eradication (0 mites) Primary and secondary efficacy endpoints same as Saturn-1 trial Europa Phase 2b: Results Consistent with Jupiter Trial * The primary efficacy endpoint was the proportion of patients experiencing a cure based on collarette grade of two or fewer collarettes on the eyelid, or collarette cure, as compared to the vehicle control, at day 42. (N=23,20) (N=18,18) (N=15,19)

Lid erythema cure + collarette cure, FDA-requested additional secondary endpoint Europa Phase 2b: Statistically Significant Composite Cure Rate Composite Cure (Erythema Cure + Collarette Cure) Erythema + Collarette Cure (Analysis Eye)

>10 Collarettes on Lid Mite Density of 1.0 or More Post treatment data from Mars & Jupiter trials show recurrence of both collarettes & mite density TP-03 Phase 2 Clinical Data Show Recurrence Rate of Clinical-Grade Demodex Blepharitis Post-Treatment (N = 38) (N = 34) (N = 32) (N = 29) (N = 38) (N = 34) (N = 32) (N = 29) (N = 29) (N = 29) Post-treatment follow-up Post-treatment follow-up (N = 32) (N = 32) Data account for presence of collarettes or mites on either eye, (upper eyelid for collarette score)

Patient Intention to Seek a Doctor After exposure to information on collarettes, Demodex blepharitis and TP-03 Phase 2 data Market Research Shows Positive Reaction from Providers and Patients Clinician Prescribing Intention 100% of ECPs indicated would prescribe 1L or 2L for Demodex blepharitis N = 50 eye care providers (25 MDs, 25 ODs) Market research sponsored by Tarsus 92% of blepharitis patients indicated would likely seek a doctor and ask about TP-03 N = 50 blepharitis patients

Large addressable patient population High prevalence of an estimated 25 million patients and untapped educational opportunity similar to Dry Eye* 2.1 million current ICD-10 blepharitis diagnoses per year in U.S. (estimated 45% of these with Demodex infestation) Besides blepharitis, patients commonly present at ECPs with other conditions such as dry eye, cataracts, and contact lens discomfort ECPs are generally believed to be comfortable treating ocular surface disease and respond to marketing education 25k active prescribers We have observed a significant willingness to prescribe by ECPs Potential for favorable reimbursement Potential to be the first approved prescription treatment for Demodex blepharitis, strong and predictable outcomes drive value for payers We believe a novel treatment will drive compelling pricing and modest discounts We Believe There are 3 Keys to Success Educate ECPs about the prevalence of Demodex blepharitis and the safety and efficacy of our products Highlight prevalence, impact, and simplicity of diagnosis of Demodex blepharitis Patient focused education and marketing that increases awareness and patient identification TP-03 has Significant Market Potential in Demodex Blepharitis Opportunity comparable to established ophthalmic therapeutics *The market for Demodex blepharitis may not be similar based on differences in the underlying disease, different ECP and patient attitudes, and treatment and/or key assumptions we have not taken into our analysis

Pipeline with Different Formulations of Novel API

Anticipated clinical trial events in our programs in 2021

Candidate	Indication	Formulation	Preclinical	Phase 1	Phase 2	Phase 3	Anticipated Future Milestones *	Worldwide Rights
TP-03	Demodex blepharitis	(Eye drop)					**2021:** Top line data results for Phase 2b/3 Saturn-1 trial **2021:** Initiate Phase 3 Saturn-2 trial	tarsus
	Meibomian Gland Disease (MGD)						Initiate Phase 2a proof of concept**	
	Demodex blepharitis (Preservative–Free)		***Preservative-free formulation to be tested after NDA submission***				Bioequivalence studies (US) ***	
TP-04	Rosacea	(Topical)					**2021:** Initiate Phase 1/2 trial †	tarsus
TP-05	Lyme Disease	(Oral)					**2021**: Submit IND; Initiate Phase 1/2 trial ††	tarsus
	Malaria						**2021**: Initiate Phase 1/2 trial ††	

* Anticipated milestones are subject to the impact of the ongoing COVID-19 pandemic on our business and those of our partners.

** We intend to rely on preclinical studies and clinical safety assessments from the Demodex blepharitis program. We have not conducted and do not intend to conduct any preclinical studies with TP-03 for the treatment of MGD in order to advance to Phase 2a.

*** We intend to leverage all preclinical, Phase 2 and Phase 3 data from the TP-03 Demodex blepharitis program. We intend to conduct *in vitro* or *in vivo* bioequivalence studies with our preservative-free formulation to compare it to the current preserved formulation of TP-03 in Demodex blepharitis after NDA submission and file a supplement.

† We intend to leverage systemic preclinical data from our TP-03 program and augment with additional dermal preclinical studies to select formulation in order to advance to Phase 1/2, which we intend to conduct outside the United States. We may need to address this approach with the FDA if we were to conduct a clinical trial in the United States. We have not conducted any preclinical studies in rosacea with TP-04 to date.

†† In relation to Lyme disease and malaria, we intend to leverage oral systemic preclinical data from our TP-03 program as well as third-party oral systemic preclinical studies for Lyme disease or community malaria reduction, respectively (and will not conduct our own preclinical studies for Lyme disease and malaria). The formulations used in preclinical studies use the common approach of a gavage that is scaled as appropriate for use in animals. However, human administration, while continuing to be oral, will take the form of a tablet or capsule. Subject to FDA feedback from our planned pre-IND meeting, we intend to conduct Phase 1/2 trials in these indications based on these preclinical studies. In relation to malaria, we may conduct our Phase 1/2 trial outside the United States. While we plan to discuss this approach for Lyme disease in a planned pre-IND meeting with the FDA, the FDA may reject our use of data from these preclinical studies and require us to conduct additional preclinical studies before advancing to clinical trials, which may delay our expected timelines for approval and increase costs.

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TP-03 is a novel therapeutic with potential to be the first FDA-approved therapeutic and the standard of care for the treatment of Demodex blepharitis Clinical efficacy and safety endpoints consistently achieved across multiple Phase 2 studies Phase 2b/3 Saturn-1 currently enrolling and treating patients, topline expected in 2021, followed by initiation of Phase 3 Saturn-2 trial in 20211 Clinical stage pipeline with potential applications to other indications in MGD, rosacea, Lyme disease, and malaria Multiple clinical events anticipated in 2021 Tarsus Summary 1. Both subject to the impact of the ongoing COVID-19 pandemic